SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


              Filed by the registrant /X/

              Filed by a party other than the registrant / /

              Check the appropriate box:

              / /    Preliminary proxy statement

              /x/    Definitive proxy statement

              / /    Definitive additional materials

              / /    Soliciting material pursuant to Rule 14a-11(c) or
                     Rule 14a-12

                             ZING TECHNOLOGIES, INC.
          -----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          Henry A. Singer, Esq., Morrison Cohen Singer Weinstein, LLP
                 750 Lexington Avenue, New York, New York 10022
          -----------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

              Payment of filing fee (Check the appropriate box):

              /x/    $0.00 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or
                     14a-6(j)(2).

              / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

              / /    Fee computed on table below per Exchange Act
                     Rules 14a-6(i)(4) and 0-11.

                     (1) Title of each class of securities to which transactions applies:

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                     (2) Aggregate number of securities to which transactions
                         applies:

              ------------------------------------------------------------------
                     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

              ------------------------------------------------------------------
                     (4) Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
                     (5) Total fee paid:

              ------------------------------------------------------------------
              / /    Fee paid previously with preliminary materials


              ------------------------------------------------------------------
              / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount previously paid:

              ------------------------------------------------------------------

              (2) Form, schedule or registration statement no.:

              ------------------------------------------------------------------

              (3) Filing party:

              ------------------------------------------------------------------

              (4) Date filed:

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

                             ZING TECHNOLOGIES, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF SHAREHOLDERS OF ZING TECHNOLOGIES, INC.


     The undersigned acknowledges receipt of a Notice of Annual Meeting and of an accompanying Proxy Statement, and hereby appoints Deborah J. Schrader and Martin S. Fawer, and either of them, proxies with several powers of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of ZING TECHNOLOGIES, INC. (the "Company"), to be held on January 11, 1999 or at any adjournment thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement:

     1. For election of three nominees for director listed below (unless authority to vote is withheld as to all nominees by crossing out this Item, or as to any individual nominee by crossing out his name below) to serve in one of the two existing classes of the Board of Directors for a term as described in the accompanying Proxy Statement.

                            John F. Catrambone
                            Laurence W. Higgitt
                            Henry A. Singer

     2. To approve the appointment of Ernst & Young LLP as the independent public accountants for the Company.

     /   / FOR     /   / AGAINST     /   / ABSTAIN

     3. Upon any other business that may properly come before the meeting or any adjournment thereof, including the election of directors not named as nominees if any of such nominees shall be unable to serve as a director by reason of death, incapacity or for any other reason or for good cause will not serve, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and either may exercise all the powers hereby granted.

Continued from other side

     Said proxies will withhold the vote on the election of directors if so instructed under Item 1.

IF NO INSTRUCTION IS INDICATED, SAID PROXIES WILL VOTE IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

                                          Dated:                     , 199
                                                 --------------------     -
                                                 Please Date


                                          Signature(s):


                                          ------------------------------------
                                         (Please sign under name exactly as it
                                         appears on stock certificate)


 ___ Check here if you plan
     to attend the meeting

                             ZING TECHNOLOGIES, INC.
                               115 Stevens Avenue
                            Valhalla, New York 10595
                                 (914) 747-7474


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                January 11, 1999


     The Annual Meeting of Shareholders of Zing Technologies, Inc. (the "Company") will be held at Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, on January 11, 1999 at 11:00 A.M., for the following purposes:

          1. To elect to the Board of Directors three members to serve in a class the term of which will expire at the second succeeding Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

          2. To approve the appointment of Ernst & Young LLP as the independent public accountants for the Company.

          3. To act upon any other business that may properly come before the meeting.

     The shareholders of record at the close of business on November 30, 1998 will be entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed. Your attention is directed to the Proxy Statement attached to this Notice for a discussion of the proposals to be acted upon at the meeting.

     Whether or not you plan to attend the meeting, kindly fill in, date and sign the enclosed Proxy exactly as your name appears on your stock certificate, and mail it promptly in the enclosed return envelope in order that your vote can be recorded. The giving of this Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                                            By Order of the Board of Directors


                                            Deborah J. Schrader
                                            Secretary

Dated: December 11, 1998

                             ZING TECHNOLOGIES, INC.
                               115 Stevens Avenue
                            Valhalla, New York 10595
                                 (914) 747-7474


                                 PROXY STATEMENT


Solicitation and Use of Proxy

     The enclosed Proxy is solicited by the Board of Directors of Zing Technologies, Inc. (the "Company" or "Zing") for use at the Annual Meeting of Shareholders of the Company to be held on January 11, 1999 or at any adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1998 are being mailed to shareholders on or about December 11, 1998. The Company previously mailed to shareholders the Quarterly Report on Form 10-QSB for the fiscal quarter and the nine-month period ended March 31, 1998.

     The shares of common stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A stockholder may withhold authority to vote for all of the nominees by striking a line through such nominees' names in the appropriate space on the accompanying proxy card or withhold authority to vote for any individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR (i) THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND THE FORM OF PROXY AND
(ii) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

     Any shareholder giving a Proxy may nevertheless revoke it at any time prior to its use at the Meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting. Where choices are specified by a shareholder by means of the ballot provided on the Proxy for that purpose, the Proxy will be voted in accordance with such specifications. In the absence of such specifications, the Proxy will be voted for the election of the three directors nominated by management to the class herein described and the appointment of auditors selected by the Board of Directors as set forth in this Proxy Statement.

     Under New York State law and the Charter and By-Laws of the Company for purposes of determining whether a quorum is present, abstentions will be counted and broker non-votes will not be counted. For purposes of determining whether the vote required for the election of directors and for the appointment of auditors selected by the Board of Directors, as set forth in this Proxy Statement has been achieved, abstentions and broker non-votes will not be counted.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by the use of the mails, certain officers and regular employees of the Company may solicit proxies personally and by telephone. The Company may request banks, brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their out-of-pocket expenses. The Company has also retained the firm of Regan & Associates, Inc. to assist in solicitations for a fee of $2,000 plus out-of-pocket disbursements.

Outstanding Shares and Voting Rights

     As of November 30, 1998, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 2,405,443 shares of common stock (excluding 652,594 shares held in treasury), par value $.01 per share, which constitute the only outstanding securities of the Company having voting rights. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon. One-third of the shares of common stock represented in person or by proxy will constitute a quorum for the transaction of business.

                               SECURITY OWNERSHIP

Principal Security Holders

     The following table sets forth, as at November 30, 1998, information concerning the beneficial ownership of voting securities of the Company by each person who is known by management to own beneficially more than 5% of any class of such securities:

                     Name and Address                     Amount Benefi-         Percent of
Title of Class       of Beneficial Owner                  cially Owned           Class
--------------       -------------------                  --------------         ----------
Common               Robert E. Schrader                     1,152,711              47.92%
                     72 Haight Crossroad
                     Chappaqua, NY 10514

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide for a Board of Directors consisting of not fewer than six nor more than ten members, classified into three classes if there shall be nine or more directors, or two classes if there shall be fewer than nine directors, in either case with each class being as nearly as possible equal in size to the others and with at least three directors in each class. The Board of Directors is comprised of the following members in the following classes:

          CLASS I                                     CLASS II
    (To Serve Until the                         (To Serve Until the
     Annual Meeting of                           Annual Meeting of
  Shareholders following                       Shareholders following
     Fiscal Year 1999)                           Fiscal Year 2000)

    Robert E. Schrader                            Henry A. Singer
    Deborah J. Schrader                         John F. Catrambone
      Martin S. Fawer                           Laurence W. Higgitt


     Under Proposal Number 1, therefore, shareholders will be asked to vote for three nominees to Class II to serve until the second succeeding meeting of the shareholders to be held following the Company's Fiscal Year 2000. The Class II nominees are Henry A. Singer, John F. Catrambone and Laurence W. Higgitt. This proposal requires the affirmative vote of a plurality of those authorized to vote who are present at the Annual Meeting in person or by proxy.

     At each annual meeting, the class of directors whose term expires at such meeting is to stand for election for a staggered two-year term ending the second annual meeting following such class election. The following table sets forth certain information concerning the nominees for directors, the directors and the executive officers of the Company.

                                                                                     Director of
Name, Age, Position with the Company, Experience, Other Directorships                 Zing Since
---------------------------------------------------------------------                -----------
JOHN F. CATRAMBONE, 58, has been President and Chief Executive Officer of                1986
Omnirel Corporation, a manufacturer of power hybrid semiconductor devices since 1985. Omnirel has been a subsidiary of the Company since June 1991.

MARTIN S. FAWER, 64, became Chief Financial Officer and Treasurer in February            1984
1988. From October 1984 to January 1988 Mr. Fawer was Treasurer of the Company.
He is also a director and serves as the Chief Financial Officer and Treasurer of
Transition Analysis Component Technology, Inc. and Omnirel, both subsidiaries of the Company. For more than five years, Mr. Fawer has been a principal of The
Fawer Group, P.C. and its predecessors, certified public accountants.

LAURENCE W. HIGGITT, 53, has been employed by Stephen Rose & Partners, Limited,          1985
investment bankers, in London, England since 1984 and has been on its Board of
Directors since 1985. Prior to 1984, he was a fund manager for Lazard Brothers &
Co. Ltd., merchant bankers, London, England.

DEBORAH J. SCHRADER, 51, has been Secretary of the Company since its                     1969
incorporation. She is also the Secretary and a director of Transition Analysis
Component Technology, Inc., a subsidiary of the Company. She is the wife of
Robert E. Schrader.

ROBERT E. SCHRADER, 54, is the founder of the Company and has been President and         1969
Chief Executive Officer since its incorporation in 1969. Prior to organizing the
Company, Mr. Schrader was an account executive with a division of Lafayette
Radio Corporation, a district sales manager of Arrow Electronics, Inc. and held purchasing manager positions with two electronic equipment manufacturers. He is also a director and vice-president of Transition Analysis Component Technology,
Inc. and Omnirel Corporation, each a subsidiary of the Company. He is the husband of Deborah J. Schrader.

HENRY A. SINGER, 60, has been a member of the law firm of Morrison Cohen Singer          1988
& Weinstein, LLP and its predecessor for more than the past five years. Morrison
Cohen Singer & Weinstein, LLP serves as general counsel to the Company.


Board Committees and Meetings

     The Company maintains standing audit, executive and compensation committees of the Board of Directors, but does not maintain a nominating committee. Each committee was created on July 31, 1985. The members of the audit committee are Laurence W. Higgitt, Henry A. Singer and Martin S. Fawer. The audit committee, which met once during the fiscal year ended June 30, 1998 (the "1998 Fiscal Year" and each fiscal year ended June 30, a "Fiscal Year"), and is scheduled to meet again on January 11, 1999, is responsible for assuring that management fulfills its financial reporting responsibilities and will meet periodically with representatives of management and with the Company's independent auditors. The members of the compensation committee during the 1998 Fiscal Year were Martin S. Fawer, Laurence W. Higgitt and Henry A. Singer. The compensation committee, which met once during the 1998 Fiscal Year, is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board. The members of the executive committee are Robert
E. Schrader, Deborah J. Schrader and Martin S. Fawer. The executive committee, which met twice during the 1998 Fiscal Year, is responsible for acting as required when the full board is unavailable for deliberation. The Company also maintains a stock option committee, whose members during the 1998 Fiscal Year were Robert E. Schrader and Henry A. Singer. The stock option committee did not meet during the 1998 Fiscal Year. The stock option Committee has responsibility to designate optionees under the Company's 1982 Incentive Stock Plan, the exercise price of the options, the date of grant and period of the options, and other terms and conditions. None of the members of the stock option committee is eligible to receive options while serving in such capacity. The Board of Directors met two times during the 1998 Fiscal Year. With the exception of Deborah J. Schrader who attended one of the two Board meetings, all of the directors attended at least 75% of the Board's meetings.

Security Ownership of Management

     The following table sets forth, as at November 30, 1998 information concerning the beneficial ownership of voting securities of the Company by all current directors individually, by the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1998 Fiscal Year, and by all directors and officers as a group:

-----------------------------------------------  -------------------   -------
                                                       Amount of
                                                     Common Stock      Percent
                                                  Beneficially Owned   of Class
-----------------------------------------------  -------------------   -------
John F. Catrambone                                     209,500           8.71%
-----------------------------------------------  -------------------   -------
Martin S. Fawer                                          - 0 -              0%
-----------------------------------------------  -------------------   -------
Laurence W. Higgitt                                      3,000               *
-----------------------------------------------  -------------------   -------
Henry A. Singer                                          3,000(1)            *
-----------------------------------------------  -------------------   -------
Deborah J. Schrader                                  1,152,711(2)       47.92%
-----------------------------------------------  -------------------   -------
Robert E. Schrader                                   1,152,711          47.92%
-----------------------------------------------  -------------------   -------
All Officers and Directors
as a Group (6 persons,
including two such persons
who own no shares individually)                      1,368,211          56.63%
-----------------------------------------------  -------------------   -------


-----------------------

(*)     Represents less than 1% of the shares outstanding.
(1)     Represents shares owned by Morrison Cohen Singer & Weinstein, LLP.
(2) Beneficial ownership of Mr. Schrader's shares only. No shares held directly.

     Robert E. Schrader, Deborah J. Schrader and Martin S. Fawer are directors of Transition Analysis Component Technology, Inc. No other director is a director of any company with a class of securities registered pursuant to
Section 12 of the Act or of any company registered as an Investment Company under the Investment Company Act of 1940. Other than Robert E. Schrader and Deborah J. Schrader, who are married to each other, there is no family relationship among any of the members of the Board of Directors or the officers of the Company.

Compensation of Directors and Executive Officers

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth a summary for the last three (3) fiscal years of the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the only two executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1998 Fiscal Year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
Name and                                              --------------------                          All Other
Principal Position                                    Year           Salary           Bonus      Compensation(1)
------------------                                    ----           ------           -----      ---------------
Robert E. Schrader                                    1998          $250,000        $100,000           $1,800
President, Chief Executive Officer and                1997          $225,000        $ 25,000           $1,800
Chairman of the Board                                 1996          $150,000        $165,000           $1,800

John F. Catrambone(2)                                 1998          $154,166        $101,250           $5,334
President of Omnirel Corporation                      1997          $150,000        $121,000       $1,049,829
                                                      1996          $213,275        $121,000           $4,684

Martin S. Fawer                                       1998          $112,500        $    -0-           $9,600
Chief Financial Officer                               1997          $ 75,000        $ 86,000           $9,600
                                                      1996          $ 75,000        $ 49,000           $9,600

     (1) The amounts reflect the following payments of annual life insurance premiums in the 1996 Fiscal Year, 1997 Fiscal Year and 1998 Fiscal Year: $1,800 in each such year on behalf of Mr. Robert E. Schrader; and $4,684, $4,579 and $5,334, respectively, on behalf of Mr. John F. Catrambone. Mr. Fawer receives an annual automobile allowance of $9,600. See also footnote number 2 below with respect to Mr. John F. Catrambone and the 1997 Fiscal Year.

     (2) The bonus amounts for Mr. Catrambone in each of the 1996 Fiscal Year, 1997 Fiscal Year and 1998 Fiscal Year include (i) $18,900, 15,300 and $15,300, respectively, representing interest imputed at 9% per annum on the $250,000 interest free loan provided by the Company to Mr. Catrambone for the purchase of the Company's common stock ($80,000 of this loan was repaid in the 1996 Fiscal
Year) and (ii) an annual bonus awarded pursuant to his employment agreement. The "All Other Compensation" amount in the 1997 Fiscal Year for Mr. Catrambone includes $1,045,250 resulting from the issuance of the Company's common stock in exchange for Mr. Catrambone's options to purchase shares of the Company's Omnirel subsidiary common stock in connection with the Company's acquisition of all minority interests in its Omnirel subsidiary on June 30, 1997. As a result, the Company incurred a pretax charge against earnings equal to the value of the shares issued in exchange for the options held.

     The above amounts do not include certain personal benefits, which do not exceed, as to any executive officer identified above, 10% of his total Annual Compensation.

                               GRANTS OF WARRANTS

     During the 1998 Fiscal Year, no warrants, options or stock appreciation rights in the Company were granted to any Named Executive Officer.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     During the 1998 Fiscal Year, no warrants, options or stock appreciation rights in the Company were exercised by any Named Executive Officer.

                            COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the Company (other than Henry A. Singer) $4,000 per year for his services as a director plus $250 for each Board of Directors meeting attended and for each Committee meeting attended if not held on the same day as a Board meeting. Mr. Singer does not receive such fee since the firm of which he is a partner is paid its customary legal fees for Mr. Singer's attendance and participation. See "Compensation Committee Interlocks and Insider Participation", below.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     John Catrambone has an employment agreement with the Company's Omnirel subsidiary. The agreement, the term of which is set to expire on June 30, 2000, provides for a base salary of $175,000 per year and an incentive bonus linked to a set of performance criteria determined annually by Omnirel's Board of Directors and subject to percentage limitations of Mr. Catrambone's base salary (90% for the 1998 Fiscal Year). Mr. Catrambone was also loaned $300,000 by the Company in connection with the purchase of Omnirel by the Company, such loan was repaid from Mr. Catrambone's annual guaranteed bonus which bonus is no longer a part of Mr. Catrambone's compensation. The Company has guaranteed the base compensation payments under such employment agreement to Mr. Catrambone. The Company also loaned Mr. Catrambone $250,000, without interest, to purchase shares of the Company's common stock. Such loan, which is due in June, 2001, is secured by the stock so purchased by Mr. Catrambone. No principal repayments were made during the 1998 Fiscal Year and at the end of the 1998 Fiscal Year there was a principal balance of $170,000 remaining on such note.

     Mr. Schrader does not have an employment agreement with the Company and his compensation is set by the Compensation Committee subject to the approval of the Board of Directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the 1998 Fiscal Year were Martin S. Fawer, Laurence W. Higgitt and Henry A. Singer. Henry A. Singer, a director of the Company during the 1998 Fiscal Year, is a partner of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company. The amount paid to such firm in the 1998 Fiscal Year was less than 5% of such firm's gross revenues.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board of Directors. Such recommendations were made in the past primarily based upon comparisons of executive compensation in other comparable companies engaged in the distribution of high reliability electronic components.

     The comparable companies which were reviewed by the Compensation Committee in the 1998 Fiscal Year included only in part those companies which are included in the Dow Jones Semiconductors and Related Index. The other comparable companies chosen were based upon those having a more comparable size to that of the Company. When the bonuses described below are included in total annual compensation, the compensation levels for the Company's executives are above the average range of compensation of these comparable companies.

     The Compensation Committee met once in the 1998 Fiscal Year. In reviewing executive compensation issues, the Committee concurred in management's decision to set Mr. Schrader's 1998 Fiscal Year base salary at the level of his Fiscal Year 1997 base salary plus the $25,000 bonus paid in Fiscal Year 1997 in respect of Fiscal Year 1996; to increase Mr. Fawer's base salary to $120,000 and to pay Mr. Schrader a bonus of $100,000 in respect of the 1997 Fiscal Year payable in accordance with the Company's normal payroll practices. Mr. Fawer abstained from deliberations and discussions regarding his compensation.

     In setting Mr. Schrader's base salary for the 1998 Fiscal Year, the Compensation Committee noted that Mr. Schrader was responsible for the Company's investment portfolio. Furthermore, it was difficult to determine base salary for Mr. Schrader since he is the chief executive officer of what essentially is a holding company.

               The Zing Technologies, Inc. Compensation Committee

                                 Martin S. Fawer
                               Laurence W. Higgitt
                                 Henry A. Singer

     With respect to Mr. Catrambone, the Omnirel Board of Directors (with Mr. Catrambone abstaining) established performance criteria for his incentive bonus in accordance with his employment agreement. Such performance criteria include the amount of increase in Omnirel's pre-tax profit and the amount of reduction in Omnirel's indebtedness to the Company. The amount of the bonus, in each case, is based upon the percentage of the goal achieved. During the 1998 Fiscal Year, Mr. Catrambone was given a specific mandate to increase Omnirel's pre-tax profits and to use the corresponding increase in cash flows to better manage Omnirel's balance sheet by reducing its debt. As a result of Omnirel's achieving certain performance objectives established by Omnirel's Board for the 1997 Fiscal Year, Mr. Catrambone received his full $121,000 performance bonus under his employment agreement in the 1998 Fiscal Year, of which amount $101,250 was paid during the 1998 Fiscal Year.

                     Omnirel Corporation Board of Directors

                               Robert E. Schrader
                                 Martin S. Fawer
                               John F. Catrambone

                 INTEREST IN CERTAIN TRANSACTIONS OF DIRECTORS,
               OFFICERS AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The Company paid Morrison Cohen Singer & Weinstein, LLP, of which Henry A. Singer, a director of the Company, is a partner, $229,175 for legal services rendered to the Company in the 1998 Fiscal Year. In June, 1995, the Company advanced $112,000 to Mr. Fawer which advance is repayable from any bonuses Mr. Fawer receives from the Company. In the 1998 Fiscal Year, Mr. Fawer repaid the $29,000 balance of such advance. In the 1998 Fiscal Year, the Company loaned $103,465 to Mr. Catrambone, the proceeds of which were used to pay taxes resulting from the sale by Mr. Catrambone to the Company of his options to purchase stock in the Company's Omnirel subsidiary in exchange for Company common stock. In connection therewith, Mr. Catrambone delivered a promissory note which is secured by shares of his Company common stock and carries interest at the rate of 6.65% per annum.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities Exchange Commission. Executive officers, directors and the 10% Stockholders are required to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms received by the Company, or written representations that no other reports are required, the Company believes that during the 1998 Fiscal Year, the Company's executive officers, directors and 10% Stockholders complied with the applicable Section 16(a) filing requirements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL THREE NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Messrs. Ernst & Young LLP have been the Company's independent public accountants since 1983, and were selected by the Board of Directors to serve in such capacity for the 1998 Fiscal Year as well. Accordingly, the Board of Directors recommends that the shareholders now ratify the appointment of Ernst & Young LLP as the Company's auditors. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Shareholder Proposals at the Company's Next Annual Meeting of Shareholders

     Shareholders of the Company who intend to submit proposals to the Company's shareholders at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than August 30, 1999, 120 days before the anticipated date of mailing of the Proxy Statement for such meeting. Shareholder proposals should be submitted to Deborah J. Schrader, Corporate Secretary, 115 Stevens Avenue, Valhalla, New York 10595.

Incorporation by Reference

     The Company hereby incorporates by reference its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.

Other Matters

     Management knows of no other matters to be presented at the Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxy will vote the Proxy in accordance with their best judgment.

                       By Order of the Board of Directors
                               Deborah J. Schrader
                                    Secretary

Dated:  Valhalla, New York
        December 11, 1998

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